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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SS&C Technologies, Inc.'s 1996 Employee Stock Purchase Plan, as amended, of our report dated February 10, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report of SS&C Technologies, Inc., which is incorporated by reference in SS&C Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP

Hartford, Connecticut
May 30, 2000



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